UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2017

FOSSIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

901 S. Central Expressway
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2017, the Board of Directors of Fossil Group, Inc. (the “Company”) approved the Fifth Amended and Restated Bylaws of the Company (the “New Bylaws”), which became effective immediately. The New Bylaws amended and restated the Fourth Amended and Restated Bylaws of the Company (as amended to date, the “Old Bylaws”).

The New Bylaws consolidate the advance notice provisions and procedures of the Old Bylaws into (i) Section 2.10 for all business other than nomination or removal of directors and (ii) Section 2.11 for nomination or removal of directors. Sections 2.10 and 2.11 of the New Bylaws also add certain process, procedures and information requirements to the advance notice provisions.

The New Bylaws also add a new Section 2.12, which requires directors to submit a written questionnaire to the Company regarding the director’s background and qualifications as well as a written representation and agreement that the director (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director of the Company, will be and remain in compliance with all applicable policies and guidelines of the Company publicly disclosed from time to time, including, without limitation, those relating to confidentiality, corporate governance, conflicts of interest, stock ownership and securities trading, and (d) will abide by the requirements of any resignation policy in connection with majority voting.

The New Bylaws also amend and restate Section 2.12 of the Old Bylaws regarding stockholder action by written consent into a new Section 2.13. Section 2.13 of the New Bylaws also adds process, procedures and information requirements related to stockholder action by written consent.

The foregoing description of the New Bylaws is qualified in its entirety by reference to the full text of the New Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                     Exhibits

3.1                                                    Fifth Amended and Restated Bylaws of Fossil Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2017

FOSSIL GROUP, INC.

	By:	/s/ Dennis R. Secor
Dennis R. Secor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fifth Amended and Restated Bylaws of Fossil Group, Inc.